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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------

          NUVEEN INSURED PENNSYLVANIA TAX-FREE ADVANTAGE MUNICIPAL FUND
          -------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

     MASSACHUSETTS                                           TO BE APPLIED FOR
(State of Incorporation                                      (I.R.S. Employer
   or Organization)                                          Identification No.)

                              333 West Wacker Drive
                             Chicago, Illinois 60606
                    (Address of Principal Executive Offices)

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         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

         Securities Act registration statement file number to which this form relates: 333-100789.

         Securities to be registered pursuant to Section 12(b) of the Act:

           Title Of Each Class                    Name Of Each Exchange On Which
           To Be So Registered                    Each Class Is To Be Registered
           -------------------                    ------------------------------

           Share of beneficial interest            American Stock Exchange, Inc.
           $0.01 par value per share

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of Class)

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Item 1.       Description of Registrant's Securities to be Registered.
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         The shares (the "Shares") to be registered hereunder are shares of beneficial interest, $0.01 par value per share of Nuveen Insured Pennsylvania Tax-Free Advantage Municipal Fund (the "Registrant"). A description of the Shares is contained under the heading "Description of Shares" in the prospectus included in the Registrant's registration statement on Form N-2 and under the heading "Description of Shares" in the statement of additional information included therein, each filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on October 28, 2002 (Registration Nos. 333-100789 and 811-21243, respectively), which description is incorporated herein by reference.

Item 2.       Exhibits.
-----------------------

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   November 12, 2002



                                                      NUVEEN INSURED
                                                      PENNSYLVANIA TAX-FREE
                                                      ADVANTAGE MUNICIPAL FUND



                                                      By: /s/ Jessica R. Droeger
                                                          ----------------------
                                                            Jessica R. Droeger
                                                            Vice President and
                                                             Secretary

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